AMENDMENT NO. 6
TO
SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 6 (this “Amendment”), dated as of November 20, 2009, is entered into by and among Zoo Entertainment, Inc. (the “Company”) and the undersigned holders of the Notes (as defined below) representing the Requisite Holders (as defined below).

RECITALS

WHEREAS, the Company entered into that certain Note Purchase Agreement, dated as of July 7, 2008, as subsequently amended on July 15, 2008, July 31, 2008 and August 12, 2008, pursuant to which the Company consummated a financing (the “First Financing”) to raise $9,000,000 through the sale of senior secured convertible promissory notes (the “Notes,” such term to refer to all senior secured convertible promissory notes described in these Recitals, in the aggregate principal amount of $11,150,000, as amended to date) to certain investors, and the issuance to such investors of warrants to purchase an aggregate of 8,181,818 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); and

WHEREAS, on July 7, 2008, Trinad Capital Master Fund, Ltd. (“Trinad”) invested $2,500,000 in the First Financing and received a Note in the principal amount of $2,500,000; and

WHEREAS, on July 7, 2008, Back Bay LLC (“Back Bay”) invested $2,000,000 in the First Financing and received a Note in the principal amount of $2,000,000; and

WHEREAS, on July 7, 2008, the Company issued to Trinad Capital Management, LLC, a Note in the principal amount of $750,000; and

WHEREAS, on July 10, 2008, Cipher 06 LLC invested $150,000 in the First Financing and received a Note in the principal amount of $150,000; and

WHEREAS, on July 24, 2008, each of Soundpost Capital, LP and Soundpost Capital Offshore Ltd. invested $500,000 in the First Financing and each received a Note in the principal amount of $500,000; and

WHEREAS, on August 1, 2008, Trinad invested $1,500,000 in the First Financing and received a Note in the principal amount of $1,500,000; and

WHEREAS, on August 12, 2008, Amendment No. 1 to the Senior Secured Convertible Promissory Notes was executed; and

WHEREAS, on August 13, 2008, S.A.C. Venture Investments, LLC invested $1,850,000 in the First Financing and received a Note in the principal amount of $1,850,000; and

WHEREAS, on September 26, 2008, the Company entered into that certain Note Purchase Agreement, pursuant to which the Company consummated a second financing (the “Second Financing”) to raise $1,400,000 through the sale of Notes to certain investors, and the issuance to such investors of warrants to purchase an aggregate of 1,272,727 shares of Common Stock; and

WHEREAS, on September 26, 2008, Trinad invested $500,000 in the Second Financing and received a Note in the principal amount of $500,000; and

WHEREAS, on September 26, 2008, Back Bay invested $500,000 in the Second Financing and received a Note in the principal amount of $500,000; and

WHEREAS, on September 26, 2008, John S. Lemak invested $100,000 in the Second Financing and received a Note in the principal amount of $100,000; and

WHEREAS, on September 26, 2008, Sandor Capital Master Fund LP invested $300,000 in the Second Financing and received a Note in the principal amount of $300,000; and

WHEREAS, on June 26, 2009, the Requisite Holders executed and delivered Amendment No. 2 to Senior Secured Convertible Promissory Note (“Amendment No. 2”), pursuant to which the Notes were amended to provide, among other things, that the outstanding principal plus accrued and unpaid interest under the Notes shall automatically convert into shares of Common Stock upon the occurrence of both the effectiveness of the filing of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to permit the conversion of the Notes, and the consummation of an Investor Sale (as defined therein); and

WHEREAS, on August 31, 2009, the Requisite Holders executed and delivered Amendment No. 3 to Senior Secured Convertible Promissory Note, pursuant to which the Notes were amended to, among other things, extend the maturity dates of the Notes to September 30, 2009, and modify the definition of “Investor Sale” set forth therein to be the consummation of a sale of shares of Common Stock that results in aggregate gross proceeds to the Company of at least $4,000,000, at a price per share equal to $0.20 (a “Qualified Financing”); and

WHEREAS, on October 6, 2009, the Requisite Holders executed and delivered Amendment No. 4 to Senior Secured Convertible Promissory Note, pursuant to which the Notes were amended, among other things, to provide that if the Notes do not convert on or prior to November 2, 2009, the provisions of the Notes, as amended, with respect to automatic conversion upon the consummation of a Qualified Financing, shall become null and void and shall be of no further effect; and

WHEREAS, on November 2, 2009, the Requisite Holders executed and delivered Amendment No. 5 to Senior Secured Convertible Promissory Note, pursuant which the maturity dates of the Notes was extended to February 2, 2010, and to provide that if the Notes do not convert on or prior to February 2, 2010, the provisions of the Notes, as amended, with respect to automatic conversion upon the consummation of a Qualified Financing, shall become null and void and shall be of no further effect; and

WHEREAS, a schedule of the Notes and the current holders thereof is attached as Schedule A; and

WHEREAS, pursuant to Section 8 of the Notes, the Notes may be amended with the consent of the Company and the holders of Notes representing at least seventy-five percent (75%) of the aggregate principal amount then outstanding under all Notes (the “Requisite Holders”); and

WHEREAS, the undersigned holders constitute the Requisite Holders and desire to further amend certain provisions of all of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the undersigned parties do hereby agree as follows:

AGREEMENT

1.	Amendment to Section 2 of the Notes. Effective immediately on the date hereof (the “Effective Date”), Section 2 of each of the Notes shall be deleted in its entirety and replaced with the following:

“2.           Conversion.

(a)           General.  Upon the occurrence of an Investor Sale, the outstanding principal balance and all accrued and unpaid interest under this Note (collectively, the “Note Value”) shall automatically be converted, in whole, into shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), at a rate of one (1) share of Series B Preferred Stock for each $10.00 (the “Conversion Price”) of the Note Value on the Mandatory Conversion Date (as defined below).  The “Mandatory Conversion Date” means the closing of an Investor Sale.  On the Mandatory Conversion Date, this Note shall be deemed converted automatically and without any further action by the Holder and whether or not this Note is surrendered to the Company or the transfer agent for this Note; provided, however, that the Company shall not be obligated to issue a certificate or certificates evidencing the shares into which this Note is convertible unless this Note is delivered to the Company, or the holder notifies the Company that the Note has been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith and, if the Company so elects, provides an appropriate indemnity.

(b)           Issuance of Conversion Shares.  Upon conversion of this Note pursuant to Section 2(a), the Holder shall be deemed to be the holder of record of Series B Preferred Stock issuable upon such conversion (the “Conversion Shares”), notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Conversion Shares shall not then have been actually delivered to the Holder.  If required by the Company, the Note surrendered shall be endorsed or accompanied by a written instrument or instruments of surrender, in form satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing.  Subject to compliance with the provisions of Section 2(a), the Company shall, as soon as practicable after such surrender, issue and deliver to such holder of this Note, or to his or its nominees, a certificate or certificates for the Conversion Shares to which such holder shall be entitled.

(c)           Termination of Rights Under this Note.  Immediately upon the Mandatory Conversion Date, this Note shall no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate on the Mandatory Conversion Date, except only the right of the Holder to receive the shares to which it is entitled as a result of the conversion on the Mandatory Conversion Date under the terms, and subject to conditions, of this Note.

(d)           Taxes or other Issuance Charges. The issuance of any Conversion Shares upon conversion of this Note, and the delivery of certificates or other instruments representing the same, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.   The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate or instrument in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(e)           Holder Not a Stockholder.  The Holder shall not have, solely on account of such status as a holder of this Note, any rights of a stockholder of the Company, either at law or in equity, or any right to any notice of meetings of stockholders or of any other proceedings of the Company until such time as this Note has been converted pursuant to Section 2(a), at which time the Holder shall be deemed to be the holder of record of the Conversion Shares, as applicable, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Conversion Shares shall not then have been actually delivered to the Holder.

(f)           Fractional Shares.  No fractional shares of Series B Preferred Stock shall be issued upon conversion of this Note.  In lieu thereof, the shares of Series B Preferred Stock otherwise issuable shall be rounded up or down to the nearest whole share of Series B Preferred Stock.

(g)           Securities Act of 1933. Upon conversion of this Note, the Holder may be required to execute and deliver to the Company an instrument, in form satisfactory to the Company, representing that the shares of Series B Preferred Stock issuable upon conversion hereof are being acquired for investment only and not with a view to distribution within the meaning of the Securities Act of 1933, as amended.

(h)           The “Investor Sale” shall mean the closing of the sale of shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, on substantially the terms set forth in the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock, in the form attached hereto as Exhibit A (the “Series A Certificate of Designation”), so long as (A) such sale results in aggregate gross cash proceeds to the Company of at least Four Million Dollars ($4,000,000) and (B) each share of Series A Convertible Preferred Stock is initially convertible into 1,000 shares of the Company’s Common Stock, par value $0.001 per share.”

2.
Termination of Side Letter, dated June 26, 2009.  The undersigned hereby agree that the side letter, dated as of June 26, 2009 (the “Letter Agreement”), pursuant to which the Company granted to the Holders certain registration rights with respect to the shares of common stock issuable upon conversion of the Notes pursuant to Amendment No. 2 is hereby terminated in its entirety, effective immediately, and shall have no further force and effect as of such date.  Any and all rights and obligations of the Company granted pursuant to and as set forth in the Letter Agreement are hereby terminated and shall cease to exist as of the date hereof.

3.	Representations and Warranties. The Company hereby makes the following representations and warranties to each Holder:

(a) Capitalization.  The capitalization of the Company following the consummation of the transactions contemplated by this Amendment and the Investor Sale (as defined in the Notes, as amended by this Amendment) will be as set forth on Schedule 3 attached hereto.

(b) Organization and Qualification.  Each of the Company and each of its subsidiaries (each, a “Subsidiary”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of this Amendment, the Certificate of Designation, Rights and Preferences of Series B Convertible Preferred Stock, attached hereto as Exhibit B and/or the aforementioned Series A Certificate of Designation (the “Transaction Documents”), (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect") and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  Except for the need to obtain stockholder approval with respect to the filing of an amendment to the Company’s certificate of incorporation authorizing a sufficient number of shares of Common Stock to permit the conversion of the Series A Preferred Stock and Series B Preferred Stock (as defined in the Notes, as amended by this Amendment) into shares of Common Stock, the execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(d)           No Conflicts.  Except for the need to obtain approval of this Amendment by the Requisite Holders and the need to obtain stockholder approval with respect to the filing of an amendment to the Company’s certificate of incorporation authorizing a sufficient number of shares of Common Stock to permit the conversion of the Series A Preferred Stock and Series B Preferred Stock into shares of Common Stock, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents or the issuance of the Series A Preferred Stock, Series B Preferred Stock or shares of Common Stock upon conversion of the Series A Preferred Stock and Series B Preferred Stock, other than (i) the need to obtain approval of this Amendment by the Requisite Holders, (ii) filings required by state securities laws or the Commission, which the Company will promptly make (at the sole expense of the Company), (iii) the filing of an amendment to the Company’s certificate of incorporation authorizing a sufficient number of shares of Common Stock to permit the conversion of the Series A Preferred Stock and Series B Preferred Stock into shares of Common Stock and (iv) filings that have been made or obtained prior to the date of this Agreement.

(f)           Issuance of the Securities.  Except for the need to obtain stockholder approval in order to increase the amount of authorized Common Stock, the issuance, sale and delivery of the Series B Preferred Stock in accordance with this Amendment, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been, or will be, duly reserved for issuance.  Such securities when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable.

(g)           The representations and warranties contained in Section 3.1 of the Securities Purchase Agreement, dated as of the date hereof, relating to the Investor Sale, are incorporated herein by reference.

4.              Except as otherwise set forth herein, the Notes shall remain in full force and effect without change or modification.  This Amendment, the Notes, as amended, and other agreements related to the Notes constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, including the Letter Agreement, whether written or oral, with respect to such subject matter.  The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof.  The headings in this Amendment are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof.  This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their behalf as of the date first written above. Each holder of Notes below represents that it is the record and beneficial owner of its Note(s) and has full power and authority to execute and deliver this Amendment.

COMPANY: ZOO ENTERTAINMENT, INC.

By:	/s/ David Fremed
Name: David Fremed
Title: Chief Financial Officer

PURCHASERS: TRINAD CAPITAL MASTER FUND, LTD. (with respect to approximately $1,902,118 of principal plus accrued interest underlying the Notes held by Trinad Capital Master Fund, Ltd.)

By:	/s/ Robert Ellin
Name: Robert Ellin
Title:

BACK BAY LLC

By:	/s/ Harris Toibb
Name: Harris Toibb
Title: CEO, Roxbury LLC, Manager

CIPHER 06 LLC

By:
Name:
Title:

SOUNDPOST CAPITAL, LP

By:	/s/ Jaime Lester
Name: Jaime Lester
Title: Managing Member

SOUNDPOST CAPITAL OFFSHORE LTD.

By:	/s/ Jaime Lester
Name: Jaime Lester
Title: Managing Member

 [Additional Signature Pages Follows]

TRINAD MANAGEMENT, LLC

By:	/s/ Robert Ellin
Name: Robert Ellin
Title:

S.A.C. VENTURE INVESTMENTS, LLC

By:	/s/ Peter A. Nussbaum
Name: Peter A. Nussbaum
Title: Authorized Signatory

SANDOR CAPITAL MASTER FUND LP

By:
Name:
Title:

JOHN S. LEMAK

COAST SIGMA FUND, LLC

By:	/s/ David E. Smith
Name: David E. Smith
Title:

DAVE SMITH

By:	/s/ David E. Smith
Name: David E. Smith
Title:

DAVID E. SMITH

By:	/s/ David E. Smith
Name: David E. Smith
Title:

TRINAD ADVISORS

By:	/s/ Robert Ellin
Name: Robert Ellin
Title:

TRINAD ADVISORS GP

By:	/s/ Robert Ellin
Name: Robert Ellin
Title:

[Additional Signature Page Follows]

TRINAD ADVISORS II GP

By:	/s/ Robert Ellin
Name: Robert Ellin
Title:

ROBERT ELLIN

By:	/s/ Robert Ellin
Name: Robert Ellin

JAY A. WOLF

By:	/s/ Jay Wolf
Name: Jay Wolf

DALE LEIBOWITZ GIFT TRUST

By:	/s/ Sheri Kole
Name: Sheri Kole
Title: Investment Advisor

DAVID CHAZEN

By:	/s/ David Chazen
Name: David Chazen

DAVID CHAZEN FOUNDATION

By:	/s/ David Chazen
Name: David Chazen
Title:

DAVID R. CHAMBERLIN

By:	/s/ David R. Chamberlin
Name: David R. Chamberlin

DAVID WOLF

By:	/s/ David Wolf
Name: David Wolf

HAROLD THAU

JEROME A. CHAZEN

By:	/s/ Jerome Chazen
Name: Jerome Chazen

LYRICAL MULTI-MANAGER FUND L.P.

By:	/s/ Jeffrey Moses
Name: Jeffrey Moses
Title: Chief Operating Office of General Partner

[Additional Signature Page Follows]

MARY WOLF

By:	/s/ Mary Wolf
Name: Mary Wolf

PETER T. PAUL TTEE

PINE STREET INSTITUTIONAL PARTNERS

SHADOW CAPITAL

By:	/s/ B. Kent Garlinghouse
Name: B. Kent Garlinghouse
Title: Manager

SHERI UROWSKI

By:	/s/ Sheri Urowski
Name: Sheri Urowski

JOHN DENVER

CITCO GLOBAL CUSTODY NV. KBC

CREDIT SUISSE